Subsidiaries of
AllianceBernstein L.P.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

1.AllianceBernstein International LLC (Delaware)
2.AB Trust Company, LLC (New Hampshire)
3.AllianceBernstein Corporation of Delaware (Delaware)
4.AllianceBernstein Holdings (Cayman) Ltd. (Cayman Islands)
5.Alliance Capital Management LLC (Delaware)
6.Sanford C. Bernstein & Co., LLC (Delaware)
7.AllianceBernstein Real Estate Investments LLC (Delaware)
8.AB Private Credit Investors LLC (Delaware)
9.AB Custom Alternative Solutions LLC (Delaware)
10.AllianceBernstein Investments, Inc. (Delaware)
11.AllianceBernstein Investor Services, Inc. (Delaware)
12.AllianceBernstein Oceanic Corporation (Delaware)
13.Autonomous Research U.S. L.P. (New York)
14.AB Broadly Syndicated Loan Manager LLC (Delaware)
15.AnchorPath Financial, LLC (Delaware)
16.AnchorPath GP, LLC (Delaware)
17.AB Distribution Vehicle LLC (Delaware)
18.Sanford C. Bernstein Global Holdings LLC (Delaware)
19.AllianceBernstein Canada, Inc. (Canada)
20.Sanford C. Bernstein (Canada) Limited (Canada)
21.AllianceBernstein (Mexico), S. de R.L. de C.V. (Mexico)
22.AllianceBernstein Administradora de Carteiras (Brasil) Ltda. (Brazil)
23.AllianceBernstein (Argentina) S.R.L. (Argentina)
24.AllianceBernstein (Chilé) SpA (Chilé)
25.AllianceBernstein Holdings Limited (U.K.)
26.AllianceBernstein Preferred Limited (U.K.)
27.AllianceBernstein Limited (U.K.)
28.AllianceBernstein Services Limited (U.K.)
29.Sanford C. Bernstein Limited (U.K.)
30.Sanford C. Bernstein (CREST Nominees) Limited (U.K.)
31.Sanford C. Bernstein (Schweiz) GmbH (Switzerland)
32.Sanford C. Bernstein (Autonomous UK) 1 Limited (U.K.)
33.Bernstein Autonomous LLP (formerly Autonomous Research LLP) (U.K.)
34.Lacarne Holdings Ltd. (U.K.)
35.Procensus Limited (U.K.)
36.Autonomous Research Limited (U.K.)
37.CPH Capital Fondsmaeglerselskab A/S (Denmark)
38.AllianceBernstein Schweiz AG (Switzerland)
39.AllianceBernstein (Luxembourg) S.a.r.l (Luxembourg)

40.AllianceBernstein (France) SAS (France)
41.AllianceBernstein Portugal, Unipessoal LDA (Portugal)
42.AB Bernstein Israel Ltd. (Israel)
43.AllianceBernstein Japan Ltd. (Japan)
44.AllianceBernstein Hong Kong Limited (Hong Kong
45.Sanford C. Bernstein (Hong Kong) Limited (Hong Kong)
46.AllianceBernstein Asset Management (Korea) Ltd. (South Korea)
47.AllianceBernstein Investment Management Australia Limited (Australia)
48.AllianceBernstein Australia Limited (Australia)
49.Sanford C. Bernstein (Australia) Pty. Limited (Australia)
50.AllianceBernstein (Singapore) Ltd. (Singapore)
51.Sanford C. Bernstein (Singapore) Private Limited (Pending MAS license approval) (Singapore)
52.AllianceBernstein Investments Taiwan Limited (Taiwan)
53.AB (Shanghai) Investment Management Co., Ltd. (China)
54.AB (Shanghai) Overseas Investment Fund Management Co., Ltd. (China)
55.AllianceBernstein Fund Management Co., Ltd. (Pending CSRC’s approval) (China)
56.Alliance Capital (Mauritius) Private Limited (Mauritius)
57.AllianceBernstein Investment Research and Management (India) Private Ltd. (India)
58.AllianceBernstein Solutions (India) Private Limited (India)
59.Sanford C. Bernstein (India) Private Limited (India)
60.Sanford C. Bernstein Ireland Limited (Ireland)
61.W.P. Stewart & Co., LLC (Delaware)
62.WPS Advisors, LLC (Delaware)
63.W.P. Stewart Asset Management LLC (Delaware)
64.W.P. Stewart Asset Management (NA), LLC (New York)
65.W.P. Stewart Securities LLC (Delaware)